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                                                                    Exhibit 10.4

                               EXCHANGE AGREEMENT

      This EXCHANGE AGREEMENT, dated as of July 5, 2005 (this "Agreement"), is made and entered into by and between Retail Ventures, Inc., an Ohio corporation (the "Company"), and DSW Inc., an Ohio corporation ("DSW"). Capitalized terms used herein and not defined shall have the respective meanings ascribed to such terms in the Master Separation Agreement between the Company and DSW, dated as of July 5, 2005 (the " Separation Agreement").

                                    RECITALS

      WHEREAS, the Company is the beneficial owner of all the issued and outstanding common shares of DSW;

      WHEREAS, the Company and DSW currently contemplate that DSW will make an initial public offering ("IPO") of an amount of its Class A common shares, no par value per share, pursuant to a registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended (the "IPO Registration Statement");

      WHEREAS, the Company and DSW currently contemplate that DSW will amend its articles of incorporation prior to the IPO so that the 410.09 outstanding common shares of DSW will be changed into 27,702,667 Class B common shares of DSW;

      WHEREAS, the Company and DSW will derive mutual benefit from the IPO;

      WHEREAS, in order to consummate the IPO, the Company will need to obtain the consent of Cerberus Partners, L.P. ("Cerberus");

      WHEREAS, in exchange for Cerberus' consent to the IPO, Cerberus requires that certain warrants held by it, Schottenstein Stores Corporation ("SSC") and Back Bay Capital Funding LLC ("Back Bay" and, together with Cerberus and SSC, the "Lenders") be amended to provide the Lenders the right from time to time, either to (i) acquire common shares of the Company or (ii) acquire from the Company Class A common shares of DSW at the price of shares to the public in the IPO (the "Amended Warrants");

      WHEREAS, in exchange for Cerberus' consent to the IPO, Cerberus requires that new warrants be issued by the Company to SSC and Cerberus under which SSC and Cerberus have, from time to time, the right either to (i) acquire common shares of the Company or (ii) acquire from the Company Class A common shares of DSW at a strike price equal to the price of the shares offered and sold to the public in the IPO (the "New Warrants");

      WHEREAS, in order to enable the Company to fulfill its obligations under the terms of the Amended Warrants and the New Warrants and for other purposes of the Company unrelated to the exercise of the Amended Warrants and the New Warrants, DSW shall be required to deliver Class A common shares to the Company upon receipt

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of an Exchange Request (as hereinafter defined) made by the Company on the terms and conditions set forth herein; and

      WHEREAS, the Company and DSW intend in this Agreement to set forth the principal arrangements between them regarding the mechanism by which, after the IPO, the Company can exchange with DSW all, or a portion of, the Class B common shares of DSW held by the Company for Class A common shares of DSW;

      NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions of this Agreement, the Company and DSW mutually covenant and agree as follows:

      I. Issuance of Common Stock upon Exchange. In the event that the Company makes a request to DSW (such request, an "Exchange Request"), to exchange all, or a portion of its Class B common shares of DSW for Class A common shares of DSW, DSW covenants and agrees to issue, at the time of such exchange, a number of Class A common shares sufficient to satisfy the terms of the exchange as set forth in this Agreement. Such request shall be in writing and state the number of Class B common shares to be exchanged.

      II. Exchange. The Company may exchange with DSW the Company's Class B common shares of DSW, in whole or in part, at the option of the Company, at any time, for an equal number of duly authorized, validly issued, fully paid and nonassessable Class A common shares of DSW. The Company shall not be limited in the number of Exchange Requests it is entitled to make.

      III. Procedure for Exchange. In order to exercise the exchange right provided in Section II of this Agreement, the Company shall surrender the certificate or certificates representing the shares of Class B common shares to be exchanged, duly endorsed in blank, to the Secretary of DSW, accompanied by written notice addressed to DSW specifying the number (in whole shares) of such Class B common shares evidenced by such certificate or certificates to be exchanged and the name or names in which the Company wishes the certificate or certificates for the Class A common shares to be issued. Each exercise of this exchange right shall be deemed to have been effected immediately prior to the close of business on the business day on which such notice and the certificates representing the shares of Class B common shares to be exchanged shall have been surrendered to the Secretary of DSW and, to the extent permitted by law, at such time the person or persons in whose name or names any certificate or certificates for the Class A common shares are to be issued shall be deemed to have become the holder or holders of record thereof for all purposes. As promptly as practicable after the surrender of such Class B common shares as aforesaid, but in any event not later than the second business day after such surrender, DSW shall deliver or cause to be delivered to the Company or to such person as may be designated by the Company, a certificate or certificates for the number of whole Class A common shares issuable upon the exchange of such shares of Class B common shares in accordance with the provisions hereof and any cash payment

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in lieu of any fractional shares of Class A common shares, as provided in
Section IV. DSW shall issue certificates for the balance of any remaining Class B common shares in any case in which fewer than all of the Class B common shares represented by a certificate are exchanged.

      IV. Fractional Shares. No fractional Class A common shares or securities representing fractional Class A common shares shall be issued upon exchange of Class B common shares. Instead of any fractional Class A common shares which would otherwise be deliverable upon the exchange of a share of Class B common shares, DSW shall pay to the person or persons to whom any such share would otherwise be delivered a cash adjustment in respect of such fractional interest in an amount (computed to the nearest cent) equal to the value of such fractional Class A common shares based upon the current market price.

      V. Accredited Investor. At any time Class A common shares of DSW are issued pursuant to an Exchange Request, the Company or such person as may be designated by the Company to receive such Class A common shares shall be an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Exchange Act of 1933, as amended (the "Act") and all of the terms and conditions of Rule 502 promulgated under the Act shall be satisfied.

      VI. Certificates to be Legended. The Company understands and agrees that each certificate representing Class A common shares issued pursuant to this Agreement will bear a legend on the face thereof (or on the reverse thereof with a reference to such legend on the face thereof) in substantially the form set forth below:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE ENCUMBERED, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO DSW AND CONCURRED IN BY DSW'S COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR SUCH TRANS-ACTION COMPLIES WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT.

      VII. Authorization and Reservation of Class A common shares. DSW has taken all action to authorize the issuance and reserve for issuance the number of Class A common shares of DSW sufficient to cover the Class A common shares that may be is-

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sued upon the exchange of the Class B common shares of DSW, with all such Class
A Common Shares issued upon conversion of such Class B common shares to be fully paid and non-assessable Class A common shares of DSW.

      VIII. Notices. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective Parties to the following addresses:

if to Retail Ventures:

Retail Ventures, Inc.
3241 Westerville Road
Columbus, OH 43223
Attention: James A. McGrady, Chief Financial Officer
Fax: (614) 473-2721

with a copy to:

Julia A. Davis, General Counsel
3241 Westerville Road
Columbus, OH 43223
Fax: (614) 337-4682

if to DSW:

DSW Inc.
4150 East 5th Avenue
Columbus, OH 43219
Attention: Peter Z. Horvath, Chief Operating Officer
Fax: (614) 238-4207

with a copy to:

Julia A. Davis, General Counsel
3241 Westerville Road
Columbus, OH 43223
Fax: (614) 337-4682

or to such other address or facsimile number as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return

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receipt requested. All other notices may also be sent by facsimile, confirmed by first class mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or similar electronic transmission method; one working day after it is sent, if sent by recognized overnight courier; and three days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.

      IX. Amendments. This Agreement may only be amended by a written agreement executed by both the Company and DSW.

      X. Further Assurances. Each of the parties hereto shall use its reasonable best efforts to do all things necessary or advisable to make effective the transactions contemplated hereby and shall cooperate and take such action as may be reasonably requested by the other party in order to carry out fully the provisions and purposes of this Agreement and the transactions contemplated hereby.

      XI. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      XII. Entire Agreement. This Agreement and any other writing signed by the Company and DSW that specifically references or is specifically related to this Agreement constitute the entire agreement between the Company and DSW with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the Company and DSW with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the Company and DSW as or remedies hereunder.

      XIII. Governing Law. This Agreement shall be construed in accordance with and governed by the substantive internal laws of the State of Ohio applicable to contracts to be wholly performed in the State of Ohio.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                          Retail Ventures, Inc.,
                                          an Ohio corporation

                                          By: /s/ James A. McGrady
                                              --------------------------------
                                          Name: James A. McGrady
                                          Title: Executive Vice President,
                                                 Chief Financial Officer,
                                                 Treasurer and Secretary

                                          DSW Inc.,
                                          an Ohio corporation

                                          By: /s/ Douglas J. Probst
                                              --------------------------------
                                          Name: Douglas J. Probst
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and Treasurer